UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2017 (June 6, 2017)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a) On June 6, 2017, AMC Networks Inc. (the “Company”) held its 2017 annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 27, 2017.
(b) Stockholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the five directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Jonathan F. Miller	35,723,927	11,884,979	3,802,128
Leonard Tow	35,636,815	11,972,091	3,802,128
David E. Van Zandt	44,896,515	2,712,391	3,802,128
Carl. E. Vogel	27,707,847	19,901,059	3,802,128
Robert C. Wright	44,898,709	2,710,197	3,802,128
The Company’s Class B stockholders elected the nine directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld
William J. Bell	114,553,370	0
Charles F. Dolan	114,553,370	0
James L. Dolan	114,553,370	0
Kristin A. Dolan	114,553,370	0
Patrick F. Dolan	114,553,370	0
Thomas C. Dolan	114,553,370	0
Brian G. Sweeney	114,553,370	0
Vincent Tese	114,553,370	0
Marianne Dolan Weber	114,553,370	0

2.
The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
165,728,636	194,849	40,919	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	June 8, 2017	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Corporate Secretary